                                                                    Exhibit 28.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 11-K



(Mark One)
[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended October 31, 1996

                                      OR

[   ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

For the transition period from ________________________to____________________

Commission file number 0-14365

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

      ATGI 401(K) PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

      ALPHA TECHNOLOGIES GROUP, INC.
      9465 Wilshire Boulevard
      Suite 717
      Beverly Hills, CA  90212

REQUIRED INFORMATION



Item 1. The audited statements of financial condition (Statements of Net Assets Available for Benefits) as of October 31, 1996 and 1995 are set forth on page F-2.

Item 2. The audited statements of income and changes in plan equity (Statements of Changes in Net Assets Available for Benefits) for the years ended October 31, 1996 and 1995 are set forth on page F-3.

Item 3. The statements required by Items 1 and 2 were prepared in accordance with the applicable provisions of Article 6A of Regulation S-X (17 CFR 210.6A-01-.6A-05).

Item 4.  Not applicable.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ATGI 401(K) PLAN



                                           By: /s/ STEVE E. CHUPIK
                                               ----------------------------
                                               Steve E. Chupik
                                               Trustee of the Plan

Date:  May 13, 1997

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Trustees of
ATGI 401(K) PLAN



    We have audited the accompanying statement of net assets available for benefits of ATGI 401(k) Plan as of October 31, 1996 and 1995, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of October 31, 1996 and 1995, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

    Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes at October 31, 1996, and the schedule of reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Melton & Melton, L.L.P.

Houston, Texas
April 3, 1997

                                ATGI 401(K) PLAN
                                ----------------
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------
                           OCTOBER 31, 1996 AND 1995
                           -------------------------



                                     ASSETS
                                     ------



                                             1996        1995
                                             ----        ----

Investments:
    Alpha Technologies Group, Inc.,
     Common Stock (at market), 148,487
     and 93,461 shares in 1996 and 1995,
     respectively                          $  686,750  $  946,293

    Connecticut General Life Insurance
     Company (a CIGNA company) accounts
     at contract value:
        Guaranteed Short-Term Account         171,176      83,261
        Guaranteed Long-Term Account        1,130,846     854,939

    Connecticut General Life Insurance
     Company (a CIGNA company) accounts
     at market value:
        Stock Market Index Account            465,008     203,908
        Growth Opportunities Account        1,045,197     617,361
    Participants' loans                       144,272      48,410
                                           ----------  ----------
            Total investments               3,643,249   2,754,172
                                           ----------  ----------

Receivables:
    Employer contributions                     41,592      29,486
    Participants' contributions               107,640     100,196
    Accrued interest and dividends                         24,573
    Administrative fee reimbursement           16,684
                                           ----------  ----------
            Total receivables                 165,916     154,255
                                           ----------  ----------

Cash                                            3,768      52,724
                                           ----------  ----------
            Total assets                    3,812,933   2,961,151
                                           ----------  ----------


                             LIABILITIES
                             -----------

Due to participants                            15,296       6,021
Administrative fees payable                    14,316      19,008
                                           ----------  ----------
            Total liabilities                  29,612      25,029
                                           ----------  ----------

            Net assets available for
             benefits                      $3,783,321  $2,936,122
                                           ==========  ==========



                      (See Notes to Financial Statements)

                                ATGI 401(K) PLAN
                                ----------------
                       STATEMENT OF CHANGES IN NET ASSETS
                       ----------------------------------
                             AVAILABLE FOR BENEFITS
                             ----------------------
                 FOR THE YEARS ENDED OCTOBER 31, 1996 AND 1995
                 ---------------------------------------------



                                       1996        1995
                                       ----        ----

ADDITIONS TO NET ASSETS:
    Participants' contributions     $1,356,760  $  652,966
    Employer contributions             433,365     232,891
                                    ----------  ----------
                                     1,790,125     885,857

    Interest and dividend income        71,208      48,956
                                    ----------  ----------
        Total additions              1,861,333     934,813
                                    ----------  ----------


DEDUCTIONS FROM NET ASSETS:
    Benefit payments                   530,635   1,194,303
    Nondiscriminatory refunds           15,296       6,021
    Commissions and fees paid by
     participants                       18,329
    Administrative expenses              8,270      13,110
                                    ----------  ----------
        Total deductions               572,530   1,213,434
                                    ----------  ----------

Net realized and unrealized
 appreciation (depreciation)
 in fair value of investments         (441,604)    541,301
                                    ----------  ----------
        Increase in net assets         847,199     262,680


NET ASSETS AVAILABLE FOR BENEFITS:
    Beginning of year                2,936,122   2,673,442
                                    ----------  ----------

    End of year                     $3,783,321  $2,936,122
                                    ==========  ==========



                      (See Notes to Financial Statements)

                                ATGI 401(K) PLAN
                                ----------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                                OCTOBER 31, 1996
                                ----------------



NOTE 1 - DESCRIPTION OF THE PLAN

    GENERAL

        The ATGI 401(k) Plan (the "Plan") for employees of Alpha Technologies Group, Inc. and its subsidiaries, is a defined contribution profit sharing plan, established November 1, 1977.

    ELIGIBILITY

        All employees are eligible to participate in the Plan without regard to minimum age or service requirements. The employee must be employed on the following entry dates in order to participate: February 1, May 1, August 1, or November 1.

    DISTRIBUTIONS

        A participant or his beneficiary shall be immediately vested upon death, retirement or termination of employment due to total and permanent disability. Normal retirement age under the Plan is age 59. Upon an employee's termination or retirement, the funds in his account are distributed in the form of an annuity, cash or stock.

        The statement of net assets available for benefits as of October 31, 1996 and 1995, includes amounts pending distribution to participants of $29,636 and $81,065, respectively. (See Note 6.)

        If a participant terminates employment prior to normal retirement age for any reason other than death or disability, his interest in Company contributions to the Plan for his benefit vests as follows:


                                                Percent Of
                                              Nonforfeitable
             Years Of Service                    Interest
             ----------------                 ---------------

             Less than one year                         0%
             One year                                  20
             Two years                                 40
             Three years                               60
             Four years                                80
             Five years                               100

                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                                OCTOBER 31, 1996
                                ----------------



NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

      FORFEITURES

          After a participant's employment is terminated, any nonvested portion of a participant's account can be used to offset administrative fees, thus reducing future employer contributions. Forfeitures included in net assets available for benefits at October 31, 1996 and 1995, are $86,088 and $65,181, respectively.

      CONTRIBUTIONS

          The Company's matching contribution is a discretionary amount to be determined in advance each month by the Company. For 1996 and 1995, the matching contribution was equal to 50 percent of the participant's contribution not to exceed 6 percent of the participant's compensation. The Company may also make a discretionary contribution as determined by the Board of Directors. No discretionary contribution was made for the fiscal years ended October 31, 1996 and 1995. Each participant's contribution is based upon a percentage of annual compensation which is determined by the individual and is limited to the lesser of 15 percent of the participant's compensation for the year, or $9,500 in 1996 and $9,240 in 1995, which is adjusted by the Internal Revenue Service for changes in the cost-of-living pursuant to Section 402(g)(5) of the Internal Revenue Service Code. Each participant may also contribute up to 10 percent of total compensation on an after tax basis. The combined pretax and after tax contributions cannot exceed the Plan's limitations. Participants are at all times fully vested in their contributions and the appreciation or depreciation thereon.

      PARTICIPANT LOANS

          Plan participants may borrow Plan assets up to a maximum of the lesser of $50,000 or 50 percent of their vested account balance in the Plan. Loans are repaid in level installments for periods ranging up to five years and are secured by the participant's account to the extent of the principal amount of the loan plus accrued interest.

                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                                OCTOBER 31, 1996
                                ----------------



NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

      TERMINATION OF THE PLAN

          Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

      INVESTMENT OF FUNDS

          There are five funds in which participants can invest contributions and where other amounts are credited to their accounts as of October 31, 1996:

          Guaranteed Long-Term Account - A CIGNA fixed-income investment account that invests primarily in commercial mortgages and private and public bonds with an average life of 5.8 to 7.3 years.

          Guaranteed Short-Term Account - A CIGNA fixed-income investment account that invests primarily in Treasury securities, U.S. Government securities, certificates of deposit, time deposits, repurchase agreements and commercial paper issued by major domestic and foreign corporations.

          Stock Market Index Account - A CIGNA pooled stock market index account that is constructed to reflect the composition of the Standard and Poor's 500 index.

          ATGI Stock Fund - A fund that maintains a brokerage account with Merrill Lynch and invests solely in the common stock of Alpha Technologies Group, Inc.

          Growth Opportunities Account - A CIGNA Separate Account that invests in the Fidelity Advisor Growth Opportunities Fund. The fund seeks to provide capital growth by investing primarily in common stocks and securities convertible into common stock.

      On November 1, 1996, the following three funds were added as investment options:

          Janus Fund - A CIGNA separate account that seeks long-term growth of capital by investing primarily in a diversified portfolio of common stock.

                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                                OCTOBER 31, 1996
                                ----------------



NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

          PBHG Growth Fund - A CIGNA separate account which seeks capital appreciation by investing primarily in common stock and securities convertible into common stock of small capitalization companies.

          Twentieth Century Vista Investors Fund - A CIGNA separate account that seeks capital growth over time by investing in common stock.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING

          The accounting records of ATGI 401(k) Plan are maintained on the cash basis; however, the financial statements have been prepared on the accrual basis of accounting.

      ADMINISTRATIVE EXPENSES

          Administrative expenses of the Plan are paid by the Plan. Forfeitures of any nonvested portion of a participant's account can be used to offset administrative fees.

      INVESTMENTS

          Pursuant to the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA, the Plan reports investments in the financial statements at current market value in accordance with generally accepted accounting principles. As of October 31, 1996, the ATGI Stock Fund is stated at aggregate current value based on quoted market prices for the last trading day of the Plan year. All other funds as of October 31, 1996 are stated at aggregate current value as determined by CIGNA.

      INCOME TAXES

          The Plan received a favorable determination letter dated February 27, 1995 from the Internal Revenue Service. Therefore, contributions to the Plan and earnings from its assets are not currently taxable to the Plan or its participants.

                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                                OCTOBER 31, 1996
                                ----------------



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

NOTE 3 - INVESTMENTS

     During 1996 and 1995, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $(441,604) and $541,301, respectively, as follows:


                                                  1996       1995
                                                  ----       ----

Alpha Technologies Group, Inc. Common Stock    $(646,427)  $404,221
CIGNA Stock Market Index Account                  60,513     37,984
Growth Opportunities Account                     144,310     99,096
                                               ---------   --------

                                               $(441,604)  $541,301
                                               =========   ========

     Investments that represent 5 percent or more of the Plan's net assets at October 31, 1996 and 1995, are separately identified below:



       Identity Of                                  Market Value
       -----------                              --------------------
       Party Involved      Description              1996      1995
       --------------      -----------              ----      ----

ATGI Stock Fund           Equity securities     $  686,750  $946,293

CIGNA Growth
 Opportunities
 Account                  Capital appreciation
                            investment account   1,045,197   617,361

CIGNA Guaranteed Long-
 Term Account             Fixed-income
                           investment account    1,130,846   854,939

CIGNA Stock Market
 Index Account            Pooled stock market
                           index account           465,008   203,908

                              ATGI 401(K) PLAN
                              ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                              OCTOBER 31, 1996
                              ----------------



NOTE 4 - NET ASSETS AVAILABLE FOR BENEFITS


     The net assets available for benefits as of October 31, 1996 and 1995, consist of the following:


                                                      October 31, 1996
                                --------------------------------------------------------------
                                                                  Stock    Growth
                                ATGI     Guaranteed  Guaranteed  Market    Oppor-     Total
                                Stock    Short-Term  Long-Term    Index   tunities     For
                                Fund      Account     Account    Account  Account     Plan
                                ----      -------     -------    -------  -------     -----

        ASSETS
        ------
Investments:

Investments, at market          $686,750                         $465,008 $1,045,197  $2,196,955
Investments, at
  contract value                         $171,176    $1,130,846                        1,302,022
Participants' loans               46,736    2,790        49,128    17,995     27,623     144,272
                                -------- --------    ----------  -------- ----------  ----------
    Total investments            733,486  173,966     1,179,974   483,003  1,072,820   3,643,249
                                -------- --------    ----------  -------- ----------  ----------

Receivables:

Employer contributions            12,852    3,157         9,132     5,837     10,614      41,592
Participants'
  contributions                   23,804    9,487        27,826    16,148     30,375     107,640
Administrative fee
  reimbursement                                          16,684                           16,684
                                -------- --------    ----------  -------- ----------  ----------
    Total receivables             36,656   12,644        53,642    21,985     40,989     165,916
                                -------- --------    ----------  -------- ----------  ----------

Cash                                 547                  3,221                            3,768
                                -------- --------    ----------  -------- ----------  ----------
    Total assets                 770,689  186,610     1,236,837   504,988  1,113,809   3,812,933

        LIABILITIES
        -----------

Due to participants                                      15,296                           15,296

Administrative fees
  payable                                                14,316                           14,316
                                -------- --------    ----------  -------- ----------  ----------
    Total liabilities                                    29,612                           29,612
                                -------- --------    ----------  -------- ----------  ----------

    Net assets available
     for benefits               $770,689 $186,610    $1,207,225  $504,988 $1,113,809  $3,783,321
                                ======== ========    ==========  ======== ==========  ==========


                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                              OCTOBER 31, 1996
                              ----------------



NOTE 4 - NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)


                                                          October 31, 1995
                                ----------------------------------------------------------------
                                                                   Stock    Growth
                                 ATGI     Guaranteed  Guaranteed  Market    Oppor-    Total
                                 Stock    Short-Term  Long-Term    Index   tunities    For
                                 Fund      Account     Account    Account  Account    Plan
                                 -----    ----------  ----------  -------  --------   -----

        ASSETS
        ------
Investments:

Investments, at market        $  946,293                         $203,908   $617,361  $1,767,562
Investments, at
  contract value                          $83,261      $854,939                          938,200
Participants' loans               12,561                 16,911               18,938      48,410
                               --------- --------    ----------  -------- ----------  ----------
    Total investments            958,854   83,261       871,850   203,908    636,299   2,754,172
                               --------- --------    ----------  -------- ----------  ----------
Receivables:

Employer contributions            10,200    2,376         6,448     3,296      7,166      29,486
Participants'
  contributions                   28,159    7,257        26,318    12,893     25,569     100,196
Accrued interest and
  dividends                                   290         7,021     6,038     11,224      24,573
                               --------- --------    ----------  -------- ----------  ----------
    Total receivables             38,359    9,923        39,787    22,227     43,959     154,255
                               --------- --------    ----------  -------- ----------  ----------

Cash                              52,724                                                  52,724
                               --------- --------    ----------  -------- ----------  ----------
    Total assets               1,049,937   93,184       911,637   226,135    680,258   2,961,151
                               --------- --------    ----------  -------- ----------  ----------

        LIABILITIES
        -----------

Due to participants                1,678                    317       215      3,811       6,021
Administrative fees
  payable                                                19,008                           19,008
                               --------- --------    ----------  -------- ----------  ----------
    Total liabilities              1,678                 19,325       215      3,811      25,029
                               --------- --------    ----------  -------- ----------  ----------

    Net assets available
      for benefits            $1,048,259  $93,184      $892,312  $225,920   $676,447  $2,936,122
                               --------- --------    ----------  -------- ----------  ----------


                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                              OCTOBER 31, 1996
                              ----------------



NOTE 5 - CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


     Changes in net assets available for benefits for the years ended October 31, 1996 and 1995, consist of the following:



                                                       October 31, 1996
                           -----------------------------------------------------------------------
                                                                   Stock     Growth
                              ATGI      Guaranteed   Guaranteed    Market    Oppor-       Total
                              Stock     Short-Term   Long-Term     Index    tunities       For
                              Fund       Account      Account     Account    Account      Plan
                           ----------   ----------   ----------   -------- ----------   ----------
Additions to net assets
 attributed to:

Contributions (both
 employee and employer)    $  457,188     $132,642   $  478,332   $213,483 $  508,480   $1,790,125
Interest and dividend
 income                         1,931        6,638       59,563        915      2,161       71,208
                           ----------   ----------   ----------   -------- ----------   ----------
Transfers among funds         (10,214)     (11,956)     (21,741)    48,747     (4,836)
                           ----------   ----------   ----------   -------- ----------   ----------
  Total additions             448,905      127,324      516,154    263,145    505,805    1,861,333
                           ----------   ----------   ----------   -------- ----------   ----------

Deductions from net
 assets attributed to:

Benefit payments               65,396       33,759      176,071     43,630    211,779      530,635
Nondiscriminatory refunds                                15,296                             15,296
Commissions and fees
 paid to participants          14,652          139        1,604        960        974       18,329
Administrative expenses                                   8,270                              8,270
                           ----------   ----------   ----------   -------- ----------   ----------
  Total deductions             80,048       33,898      201,241     44,590    212,753      572,530
                           ----------   ----------   ----------   -------- ----------   ----------

Net realized and unreal-
 ized appreciation
 (depreciation) in fair
 value of investments        (646,427)                              60,513    144,310     (441,604)
                           ----------   ----------   ----------   -------- ----------   ----------
  Increase (decrease)
   in net assets             (277,570)      93,426      314,913    279,068    437,362      847,199

Net assets available
 for benefits:

Beginning of year           1,048,259       93,184      892,312    225,920    676,447    2,936,122
                           ----------   ----------   ----------   -------- ----------   ----------

End of year                $  770,689     $186,610   $1,207,225   $504,988 $1,113,809   $3,783,321
                           ==========   ==========   ==========   ======== ==========   ==========


                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                              OCTOBER 31, 1996
                              ----------------



NOTE 5 - CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)


                                                       October 31, 1995
                            ----------------------------------------------------------------------
                                                                   Stock      Growth
                             ATGI      Guaranteed    Guaranteed    Market     Oppor-     Total
                             Stock     Short-Term    Long-Term     Index     tunities     For
                             Fund        Account      Account      Account    Account    Plan
                          ---------    -----------  ------------  --------  ----------   ------
Additions to net assets
 attributed to:

Contributions (both
 employee and employer)    $  264,375     $52,974   $  225,790   $  60,516   $282,202   $  885,857
Interest and dividend
 income                           983       2,499       43,943                  1,531       48,956
Transfers among funds          50,023      (2,760)      16,647      (3,720)   (60,190)
                           ----------  ----------   ----------   ---------   --------   ----------
  Total additions             315,381      52,713      286,380      56,796    223,543      934,813
                           ----------  ----------   ----------   ---------   --------   ----------

Deductions from net
 assets attributed to:

Benefit payments              344,580      40,375      395,497     254,466    159,385    1,194,303
Nondiscriminatory refunds                   1,678          317         215      3,811        6,021
Administrative expenses         2,530                   10,580                              13,110
                           ----------  ----------   ----------   ---------   --------   ----------
  Total deductions            348,788      40,375      406,394     254,681    163,196    1,213,434
                           ----------  ----------   ----------   ---------   --------   ----------

Net realized and unreal-
 ized appreciation
 in fair value of
 investments                  404,221                               37,984     99,096      541,301
                           ----------  ----------   ----------   ---------   --------   ----------
  Increase (decrease)
   in net assets              370,814      12,338     (120,014)   (159,901)   159,443      262,680

Net assets available
 for benefits:

Beginning of year             677,445      80,846    1,012,326     385,821    517,004    2,673,442
                           ----------  ----------   ----------   ---------   --------   ----------

End of year                $1,048,259     $93,184   $  892,312   $ 225,920   $676,447   $2,936,122
                           ==========  ==========   ==========   =========   ========   ==========


                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                                OCTOBER 31, 1996
                                ----------------



NOTE 6 - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500 for the years ended October 31, 1996 and 1995:

                                          1996       1995
                                          ----       ----

Net assets available for benefits
 per the financial statements         $3,783,321  $2,936,122
Amounts allocated to withdrawing
 participants                            (29,636)    (81,065)
                                      ----------  ----------

   Net assets available for benefits
     per the Form 5500                $3,753,685  $2,855,057
                                      ==========  ==========


     The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended October 31, 1996:


Benefits paid to participants
 per the financial statements                     $530,635
Add:  Amounts allocated to withdrawing
 participants at October 31, 1996                   29,636
Less:  Amounts allocated to withdrawing
 participants at October 31, 1995                  (81,065)
                                                  --------

    Benefits paid to participants
     per the Form 5500                            $479,206
                                                  ========


     Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to October 31, but not yet paid as of that date.

NOTE 7 - EXCESS DEFERRALS DUE TO PARTICIPANTS

     The Tax Reform Act of 1986 provides that plans such as ATGI 401(k) Plan cannot discriminate in favor of highly compensated individuals. As a result, for the Plan years ended October 31, 1996 and 1995, certain highly compensated individuals received refunds of contributions in excess of Internal Revenue Code 401(k) limits and all earnings attributable to such contributions. Excess deferrals of $15,296 and $6,021 for the years ended October 31, 1996 and 1995, respectively, are reflected as "due to participants" on the statement of net assets available for benefits.

                                ATGI 401(K) PLAN
                                ----------------
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------
                                OCTOBER 31, 1996
                                ----------------



NOTE 8 - CONTRACT WITH INSURANCE COMPANY



     The Plan holds a deposit administration contract with CIGNA. The Guaranteed Long-Term (GLT) Fund and the Guaranteed Short-Term (GST) Fund are unallocated funds. The GLT account maintains a variable annualized rate which was 5.70 and
6.00 percent at October 31, 1996 and 1995, respectively. The GST maintains a variable monthly rate which was 4.40 and 5.45 percent annualized at October 31, 1996 and 1995, respectively.

                                                            SCHEDULE I
                                                            ----------



                                ATGI 401(K) PLAN
                                ----------------
           LINE 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
           ----------------------------------------------------------
                                OCTOBER 31, 1996
                                ----------------



                                                         MARKET OR
                                             COST      CONTRACT VALUE
                                             ----      --------------

Alpha Technologies Group, Inc.,
  Common Stock Fund                      $  979,829     $  686,750

Connecticut General Life Insurance
  Company (A CIGNA company) accounts:
       Guaranteed Short-Term Account        171,176        171,176
       Guaranteed Long-Term Account       1,130,846      1,130,846
       Stock Market Index Account           398,453        465,008
       Growth Opportunities Account         913,345      1,045,197

Prime plus 1% participant's loans                 0        144,272

                                                            SCHEDULE II
                                                            -----------


                                ATGI 401(K) PLAN
                                ----------------
                 LINE 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                 ----------------------------------------------
                      FOR THE YEAR ENDED OCTOBER 31, 1996
                      -----------------------------------

                                                                                  CURRENT
                                                                                 VALUE OF
                                                                         COST    ASSETS ON
          DESCRIPTION                               PURCHASE  SELLING     OF    TRANSACTION   NET GAIN
           OF ASSETS                                  PRICE    PRICE     ASSET     DATE       OR (LOSS)
          ----------                                --------  -------    -----  -----------   ---------
Alpha Technologies Group, Inc.:
  Common Stock Fund                                $660,607             $660,607  $660,607
  Common Stock Fund                                           $176,330   178,224   176,330    $(1,894)

Connecticut General Life Insurance Company
 (A CIGNA  company) accounts:
  Guaranteed Short-Term Account                     130,084              130,084   130,084
  Guaranteed Short-Term Account                                 48,938    48,938    48,938
  Guaranteed Long-Term Account                      546,584              546,584   546,584
  Guaranteed Long-Term Account                                 333,315   333,315   333,315
  Stock Market Index Account                        290,014              290,014   290,014
  Stock Market Index Account                                    92,214    82,427    92,214      9,787
  Growth Opportunities Account                      583,792              583,792   583,792
  Growth Opportunities Account                                 286,087   260,819   286,087     25,268

                                 EXHIBIT INDEX



                                                        Sequentially
Exhibit                                                   Numbered
Number         Description of Exhibit                       Page


  1            Consent of Melton & Melton, L.L.P.

                                                            Exhibit 1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 11-K, into the Company's Form S-8 Registration Statements filed on January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No. 33-17359); March 17, 1988 (Reg. No. 33-
20706); June 30, 1989 (Reg. No. 33-29636); June 23, 1992 (Reg. No. 33-48663) and
April 30, 1996 (Reg. No. 333-03001); and S-3 Registration Statement filed on August 16, 1996 (Reg. No. 333-10311).



Houston, Texas
April 3, 1997                           /s/ Melton & Melton, L.L.P.